EXHIBIT 10.2

EXECUTION VERSION

SHARE PLEDGE AGREEMENT

made by

U.S. ENERGY SYSTEMS, INC.,

as Pledgor

in favor of

SILVER POINT FINANCE L.L.C.,

as Collateral Agent

Dated as of May 31, 2007

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Section 7.10	Submission To Jurisdiction; Waivers	11
Section 7.11	Acknowledgements	12
Section 7.12	Releases	12
Section 7.13	WAIVER OF JURY TRIAL	13

SCHEDULES

Schedule 1	Notice Address
Schedule 2	Pledged Stock
Schedule 3	Perfection Matters

ii

SHARE PLEDGE AGREEMENT

SHARE PLEDGE AGREEMENT, dated as of May 31, 2007, made by U.S. ENERGY SYSTEMS, INC., a Delaware corporation (the “Pledgor”), in favor of SILVER POINT FINANCE LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit and Guaranty Agreement, dated as of May 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among U.S. ENERGY BIOGAS CORP., a Delaware corporation (the “Borrower”), certain Subsidiaries of U.S. ENERGY BIOGAS CORP., the Lenders and SILVER POINT FINANCE, LLC, as administrative agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, dated as of May 31, 2007, between the Borrower, the Collateral Agent and the Lenders, the Lenders have agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Agreement to the Collateral Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make its respective extensions of credit to the Borrower thereunder, the Pledgor hereby agrees with the Collateral Agent, as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (as defined herein): Certificated Security and Instruments.

The following terms shall have the following meanings:

“Agreement”: this Share Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral”: as defined in Section 2.

“Event of Default”: a Default as defined in the Credit Agreement.

“Issuer”: U.S. Energy Biogas Corp., a Delaware corporation.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy or reorganization relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agents or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the NPI Agreement, this Agreement, the other Credit Documents whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

Pledge and Security Agreement: means that certain Pledge and Security Agreement, dated as of May 31, 2007, by and among made by each of the Grantors, in favor of the Collateral Agent for the banks and other financial institutions or entities.

“Pledged Stock”: as defined in Section 2.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Securities Act”: the Securities Act of 1933, as amended.

“Secured Parties”: the Lenders and the Collateral Agent (each a “Secured Party”).

Section 1.2 Other Definitional Provisions. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

PLEDGE OF STOCK

As security for the payment or performance, as the case may be, in full of the Obligations, the Pledgor hereby grants and pledges to the Collateral Agent, its successors and assigns, a security interest in all of the Pledgor’s right, title and interest in, to and under (a) all present and future Capital Stock of the Issuer and any certificates representing all such Capital Stock, including, without limitation, the certificates identified on Schedule 2 attached hereto, (collectively, the “Pledged Stock”), (b) all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged Stock; (c) all rights and privileges of the Pledgor with respect to the Pledged Stock and other property referred to in clause (b) above; and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Collateral”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to make their respective extensions of credit to the Pledgor under the Credit Agreement, the Pledgor hereby represents and warrants to the Secured Parties that:

Section 3.1 Title; No Other Liens. Except for the security interest granted to the pursuant to this Agreement, the Pledgor owns the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent or with respect to which the Pledgor has delivered an authorized termination statement to terminate any such financing statement.

Section 3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

Section 3.3 Pledged Stock. The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the Capital Stock of the Issuer.

All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

ARTICLE IV

COVENANTS

The Pledgor covenants and agrees with the Collateral Agent that, from and after the date of this Agreement until the Obligations shall have been paid in full:

Section 4.1 Delivery of Instruments and Certificated Securities. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

Section 4.2 Payment of Obligations. The Pledgor shall pay, and save the Collateral Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying any and all stamp, excise, sales or other taxes (other than any Tax on the overall net income of such Person) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Section 4.3 Maintenance of Perfected Security Interest; Further Documentation. The Pledgor shall maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of the Pledgor under the Credit Agreement to dispose of the Collateral.

At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein.

Section 4.4 Changes in Name, etc. The Pledgor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence or (ii) change its name or corporate identity.

Section 4.5 Notices. The Pledgor will advise the Collateral Agent promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

Section 4.6 Pledged Stock. If the Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of the Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Pledgor to the Collateral Agent together with an undated stock power covering such certificate duly executed in blank by the Pledgor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

Without the prior written consent of the Collateral Agent, the Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted by the Credit Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1 Pledged Stock. Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b), the Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and utilize the same, in each case paid in the normal course of business of the Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement or this Agreement.

If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Collateral Agent shall have the right to receive, and the Pledgor shall turn over to the Collateral Agent, any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock thereafter and make application thereof to the Obligations in accordance with Section 5.5 of the Pledge and Security Agreement, and (ii) any or all of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of the Issuer, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

The Pledgor hereby authorizes and instructs the Issuer to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Collateral Agent if so directed by the Collateral Agent.

Section 5.2 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral in accordance with the terms of the Pledge and Security Agreement

Section 5.3 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable law) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, consistent with the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 5.4 Private Sale.

The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

The Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.4 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 5.4 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.4 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 5.5 Deficiency. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency. Notwithstanding anything to the contrary in this Agreement, the liability of the Pledgor hereunder shall be strictly and absolutely limited to the Collateral pledged by the Pledgor hereunder and neither the Collateral Agent nor any Secured party shall have recourse hereunder to Pledgor or any assets of Pledgor other than the Collateral.

ARTICLE VI

THE COLLATERAL AGENT

Section 6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

(i) in the name of the Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes or other instruments for the payment of moneys due under the Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under the Collateral whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii) execute, in connection with any sale provided for in Section 5.3 or 5.4, any indorsements, assignments or other instruments of transfer with respect to the Collateral; and

(iv) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If the Pledgor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Collateral Agent on demand.

(d) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 6.3 Authorization to File Financing Statements. Pursuant to any applicable law, the Pledgor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Pledgor in such form and in such jurisdictions and offices as the Collateral Agent determines appropriate to perfect the security interests of the Secured Parties under this Agreement. The Pledgor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Section 6.4 Authority of Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Pledgor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent, provided that any provision of this Agreement may be waived by the Collateral Agent in a written letter or agreement executed solely by the Collateral Agent or by facsimile transmission by the Collateral Agent.

Section 7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or the Pledgor hereunder shall be effected in the manner provided for in Section 4.6 of the Pledge and Security Agreement; provided that any such notice, request or demand to or upon the Pledgor shall be addressed to the Pledgor at its notice address set forth on Schedule 1.

Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and its successors and assigns; provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 7.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.8 Integration. This Agreement represents the agreement of the Pledgor and the Collateral Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof and thereof not expressly set forth.

Section 7.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.10 Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Pledgor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(c) agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 7.11 Acknowledgements. The Pledgor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement to which it is a party;

(b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement, and the relationship between the Pledgor, on the one hand, and the Collateral Agent for the benefit of the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgor and the Secured Parties.

Section 7.12 Releases. At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Collateral Agent shall deliver to the Pledgor any Collateral held by or on behalf of the Secured Parties hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination, including, without limitation, releases and authorization to terminate any financing statement on file in any office in any jurisdiction naming the Pledgor as debtor and the Secured Parties as secured party.

If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

Section 7.13 WAIVER OF JURY TRIAL. THE PLEDGOR AND, BY ACCEPTANCE HEREOF, THE COLLATERAL AGENT, EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Share Pledge Agreement to be duly executed and delivered as of the date first above written.

U.S. ENERGY SYSTEMS, INC., as Pledgor

By:
Title:

Acknowledged and accepted by:

SILVER POINT FINANCE L.L.C., as Collateral Agent

By:
Title:

Schedule 1

NOTICE ADDRESS OF THE PLEDGOR

Schedule 2

DESCRIPTION OF PLEDGED STOCK

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	Percentage of Outstanding Shares
100%

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Other Actions

Delivery of certificate described in Schedule 2 to the Collateral Agent,

accompanied by an effective stock power indorsed in blank

Uniform Commercial Code Filings

Filing of UCC-1 in the Office of the Secretary of State of the State of Delaware.,

naming the Pledgor as debtor and the Collateral Agent as Collateral Agent

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Share Pledge Agreement dated as of                          , 2006 (the “Agreement”), made by [PLEDGOR] for the benefit of [COLLATERAL AGENT]. The undersigned agrees with the [COLLATERAL AGENT] as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the [COLLATERAL AGENT] promptly in writing of the occurrence of any of the events described in Section 4.6(a) of the Agreement.

3. The terms of Sections 5.1(c) and 5.4 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.4 of the Agreement.

[ISSUER OF THE PLEDGED SHARES]

By:
Name:
Title:

Address for Notices:

Fax: